Exhibit 99.1

Jack in the Box Inc. to Present at J.P. Morgan Tenth SMid Cap Conference on Dec. 4

SAN DIEGO--(BUSINESS WIRE)--November 26, 2008--Jack in the Box Inc. (NYSE: JBX) today announced that its management is scheduled to present at the J.P. Morgan Tenth SMid Cap Conference on Thursday, Dec. 4, 2008, at 10:15 a.m. EST. The presentation will be available to investors via a live webcast at www.jackinthebox.com. The webcast will be available for replay using that same link for 21 days, beginning on Dec. 4, 2008.

About Jack in the Box Inc.

Jack in the Box Inc. (NYSE: JBX), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,100 restaurants in 18 states. Additionally, through a wholly owned subsidiary, the company operates and franchises Qdoba Mexican Grill®, a leader in fast-casual dining, with more than 450 restaurants in 41 states and the District of Columbia. The company also operates a proprietary chain of 61 convenience stores called Quick Stuff®, each built adjacent to a full-size Jack in the Box restaurant and including a major-brand fuel station. The company has announced plans to sell its Quick Stuff brand. For more information, visit www.jackinthebox.com.

CONTACT:
Jack in the Box Inc.
Investor Contact:
Carol DiRaimo, 858-571-2407
Media Contact:
Brian Luscomb, 858-571-2291